UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2024
ThredUp Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40249	26-4009181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

969 Broadway, Suite 200 Oakland, California	94607
(Address of principal executive offices)	(Zip Code)

(415) 402-5202
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TDUP	The Nasdaq Stock Market LLC Long-Term Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.    Entry into a Material Definitive Agreement
The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 2.01.    Completion of Acquisition or Disposition of Assets
Remix Divestiture
On November 30, 2024 (the “Closing Date”), ThredUp Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”), by and among the Company and Florin Filote, the general manager of the Company’s European business and Bulgarian subsidiary, Remix Global EAD (“Remix”). To effectuate the Transaction, the Company established Remix US Holdings Inc. (“Remix US Holdings”), a new wholly owned subsidiary incorporated in Delaware, and transferred 100.0% of the shares of capital stock of Remix to Remix US Holdings. Pursuant to the SPA, the Company agreed to the divestiture (the “Transaction”) of 91.0% of the common stock of Remix US Holdings Inc. to Florin Filote for an aggregate cash purchase price of €1.00 (one Euro).
The Transaction was completed on the Closing Date. Immediately upon the closing of the Transaction, the Company owned 9.0% of the common stock of Remix US Holdings. Following the closing of the Transaction, the financial statements of Remix US Holdings and Remix will no longer be consolidated with the financial statements of the Company.
The SPA contains customary representations, warranties and covenants of each of the parties thereto. The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the SPA, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.
The Company entered into a customary investors’ rights agreement, voting agreement, right of first refusal agreement and stockholder agreement with Remix US Holdings providing the Company with customary rights, protections and obligations as a minority investor in Remix US Holdings, including a board observer right. The Company also entered into a transition services agreement with Remix to facilitate an orderly transition of certain corporate services following the Transaction.
In connection with the Transaction, Remix, as borrower, issued an unsecured convertible promissory note (the “Remix Convertible Note”) to the Company, as lender, with an aggregate principal amount of €61,594,321.47. The principal amount reflects the Company’s investment in Remix since its acquisition to build distribution center infrastructure, enhance the technology platform, hire personnel, engage customers and for other general corporate purposes by Remix. The Remix Convertible Note bears interest at the rate of 125 basis points plus the greater of (i) the 12-month EURIBOR rate and (ii) zero, determined annually on November 30. Unless earlier converted as described below, the principal and accrued interest shall be due and payable by Remix on demand by the Company at any time after the earlier of: (i) November 30, 2034; (ii) at the closing of a sale or initial public offering of Remix US Holdings or other deemed liquidation events; or (iii) at the closing of a bona fide investment from certain third-party strategic investors that invest not merely for passive investment or financial return but with the intention to gain long-term strategic benefits (each of the foregoing clauses (i), (ii) and (iii), a “Payment Event”). Notwithstanding the foregoing, so long as the Company is the largest non-management equityholder and/or debtholder of Remix US Holdings, (i) the Remix Convertible Note shall only be convertible into the common stock of Remix US Holdings and not into preferred stock; (ii) the Remix Convertible Note shall not be convertible if such conversion would result in the Company owning more than 9.0% of Remix US Holdings on a fully-diluted basis, and (iii) the principal and accrued interest of the Remix Convertible Note shall not be due and payable by Borrower at November 30, 2034. Accrued interest is not due and payable until a Payment Event, and prepayment by Remix of outstanding principal, together with accrued interest, may be made at any time without any prepayment penalty. The Remix Convertible Note contains customary events of default and related remedies.
A portion of the principal and unpaid accrued interest of the Remix Convertible Note will be automatically converted into the common stock of Remix US Holdings upon the closing of any qualified financing for equity securities of Remix US Holdings at a fixed valuation for cash from which Remix US Holdings receives gross cash proceeds of at least $1.0 million. In the event of any qualified financing, a portion of the outstanding principal amount and accrued interest of the Remix Convertible Note shall convert, at the Company’s option (but subject to the conditions described in the preceding paragraph), into either (i) shares of common stock of Remix US Holdings or (ii) shares of preferred stock issued in the qualified financing, on the same terms and conditions offered to the investors in such Qualified Financing. The number of shares of common or preferred stock of Remix US Holdings to be issued upon such conversion shall be equal to the amount of shares of necessary for the Company to own 9.0% of Remix US Holdings’ capital stock on a fully-diluted basis immediately following the closing of such qualified financing.

Item 7.01.    Regulation FD Disclosure
On December 3, 2024, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8‑K.
The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information of exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits
(b)Pro Forma Financial Information.
The unaudited pro forma condensed financial information of the Company giving effect to the Transaction is filed as Exhibit 99.2 hereto and is incorporated herein by reference.
(d)Exhibits.

Exhibit Number	Description
2.1	Stock Purchase Agreement dated November 30, 2024
99.1	Press Release dated December 3, 2024
99.2	Unaudited Pro Forma Consolidated Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THREDUP INC.

By:	/s/ SEAN SOBERS
Sean Sobers
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: December 3, 2024
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